EXHIBIT 32.1

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, each of the undersigned hereby certifies in his capacity as an officer of Spartan Stores, Inc. (the “Company”) that the Annual Report of the Company on Form 10-K for the accounting period ended December 28, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

This Certificate is given pursuant to 18 U.S.C. § 1350 and for no other purpose.

Dated: March 12, 2014	/S/ DENNIS EIDSON
Dennis Eidson President and Chief Executive Officer (Principal Executive Officer)

Dated: March 12, 2014	/S/ DAVID M. STAPLES
David M. Staples Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Dated: March 12, 2014	/S/ PETER J. O’DONNELL
Peter J. O’Donnell Chief Accounting Officer/Controller (Principal Accounting Officer)

A signed original of this written statement has been provided to Spartan Stores, Inc. and will be retained by Spartan Stores, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.